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                                                                EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Donna Karan International Inc.:

We consent to the incorporation by reference herein of our report dated March 26, 1998, relating to the consolidated balance sheets of Donna Karan International Inc. and its subsidiaries as of December 28, 1997 and December 29, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 28, 1997, and all related schedules.

                              /s/ Ernst & Young LLP

New York, New York
June 30, 1998